UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 17, 2006

                     Community Bank Shares of Indiana, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Indiana                     0-25766                    35-1938254
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)

                101 West Spring Street, New Albany, Indiana 47150
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number including area code (812) 944-2224

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

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Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Performance Units Plan.

      On October 17, 2006, the Compensation Committee of the Board of Directors of Community Bank Shares of Indiana, Inc. (the "Company") adopted and approved amendments to its Performance Units Plan (the "Plan"). The primary purposes of the amendments (the "Plan Amendments") to the Plan are (1) to make the Plan compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the related regulations and other guidance (collectively, the "IRC 409A") in the event IRC 409A is applicable to the Plan and (2) to change the Plan's requirements regarding the imposition of non-competition covenants upon recipients of awards under the Plan. The material terms of the changes are described below.

      1. Definition of "Change in Control". The definition of "Change in Control" of the Company was amended to correspond with the definition of a change of ownership or control under IRC 409A.

      2. Defer First Six Payments following Termination. The Plan requires distributions to be made as soon as practicable after the holder of performance units becomes entitled to such distributions. The Plan Amendment left this provision in place but added a proviso deferring the payment to the seventh month in accordance with IRC 409A if the holder of the performance units meets the definition of a "specified employee" under IRC 409A.

      3. Definition of Potential Recipients of Performance Units Broadened. The Company's compensation committee can now grant awards to any employee in a key position who is materially important to the development of the Company's business. Previously, the Company's compensation committee could only grant awards to key executives who held senior executive positions and were otherwise materially important to the development of the Company's business.

      4. Non-Competition/Non-Solicitation Covenant. The Plan has always required recipients granted performance units to sign an acceptance of award agreement ("Acceptance of Award"). The Plan further previously provided that each Acceptance of Award contain a two year non-compete provision. The Plan was amended to provide the Company's compensation committee with discretion to include in future Acceptances of Award such non-competition covenant and/or non-solicitation covenant as the committee may determine.

      5. Stockholder Approval of Plan Amendments not Required. The Plan was previously approved by the Company's stockholders on May 20, 2003. In reliance upon guidance issued by NASDAQ in its Manual under IM-4351-5 "Shareholder Approval for Stock Option Plans or Other Equity Compensation Arrangements" the Company has determined that the Plan Amendments do not constitute a material amendment requiring shareholder approval because the number of additional individuals being added to the eligible pool is immaterial.

The foregoing descriptions of the Plan Amendments are not complete and are qualified in their entirety by reference to the revised Performance Units Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

10.1  Performance Units Plan

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                        COMMUNITY BANK SHARES OF INDIANA, INC.

Date: October 23, 2006                  By:/s/ Paul A. Chrisco
                                            ------------------------------------
                                            Name:  Paul A. Chrisco
                                            Title: Senior Vice President and
                                                   Chief Financial Officer